Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement (the “Security Agreement”), dated as of April 6, 2017, is by and between COPsync, Inc., a Delaware corporation (“COYN”), and the secured party set forth on the signature page hereto (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, pursuant to a Securities Purchase Agreement, dated April 6, 2017 (the “Purchase Agreement”), COYN issued to the Secured Party a 5% Original Issue Discount Secured Convertible Promissory Note, in the aggregate principal amount of $330,000, dated April 6, 2017 (the “Note”);

WHEREAS, in order to induce the Secured Party to extend the loans evidenced by the Note, COYN has agreed to execute and deliver to the Secured Party this Agreement and to grant the Secured Party a security interest in certain property of COYN to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Note and under the other Transaction Documents (the “Obligations”); and

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein set forth, and in order to induce the Secured Party to provide the loan, COYN hereby agrees with the Secured Party as follows:

Section 1.  Definitions.

(a)
The following terms when used in this Agreement shall have the meanings assigned to them in the New York UCC (as herein defined) as in effect from time to time: “Documents”, “Equipment”, “Fixture”, “General Intangible”, “Instrument”, “Proceeds”, “Record”. Terms defined in the UCC and not otherwise defined herein or in the Note shall have the meaning assigned in the UCC as in effect from time to time.

(b)	“UCC” means the Uniform Commercial Code as in effect in the State of Delaware, as amended or modified from time to time.

Section 2.  Grant of Security Interest.  As a material inducement for the Secured Party to enter into the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, COYN hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of its right, title and interest of whatsoever kind and nature in and to, in the collateral (the “Collateral”) hereinafter identified (a “Security Interest” and, collectively, the “Security Interests”).

Section 3.  Collateral.  The Collateral is that certain account receivable of COYN set forth on Exhibit A hereto.

Section 4.  Representations and Warranties; Covenants.  COYN hereby represents, warrants and covenants as follows:

(a)
Other than that certain first priority security interest on all assets of COYN held by a senior lender (the “Senior Lien”), COYN is the sole owner of, and has full title to the Collateral free and clear of any liens, security interests, encumbrances, rights or claims and is fully authorized to grant the security interest in the Collateral.  Other than the Senior Lien, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Security Agreement) covering or affecting any of the Collateral.  Other than the Senior Lien, so long as this Security Agreement shall be in effect, COYN shall not execute and shall not permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Security Agreement or in connection with the Senior Lien).

(b)
COYN has obtained a written, irrevocable waiver from the senior lender, which will render the Senior Lien inapplicable to the Collateral, true copy of which is attached to this Agreement and has been delivered to Secured Party.

(c)	COYN will maintain the Collateral so as to preserve its value.

(d)
COYN is a corporation validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into this Security Agreement and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by COYN of this Security Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of COYN and no further action is required by COYN.  This Security Agreement constitutes a legal, valid and binding obligation of COYN enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(e)
COYN will pay when due all existing or future charges, liens, or encumbrances on the Collateral, and will pay when due all taxes and assessments now or hereafter imposed or affecting the Collateral unless such taxes or assessments are diligently contested by COYN in good faith and reasonable reserves are established therefor.  COYN shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by COYN that may affect the value of the Collateral, the security interest or the rights and remedies of the Secured Party hereunder

(f)
This Security Agreement creates in favor of the Secured Party a valid, perfected, first priority security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sub-section, a perfected priority security interest in such Collateral.  No authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by COYN of, or the effectiveness of, the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by COYN or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(g)
COYN will keep its books and records at its address shown in Section 17 below.  Such books and records will be of such character as to enable the Secured Party or their representatives to determine at any time the status thereof, and COYN will not, unless the Secured Party shall otherwise consent in writing, maintain any such record at any other address.

(h)
No part of the Collateral has been judged invalid or unenforceable.  No written claim has been received that any Collateral or COYN’s use of any Collateral violates the rights of any third party. There has been no adverse decision to COYN’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to COYN’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of COYN, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.  The Collateral is collectable in the ordinary course of business without the need to engage in any out of the ordinary efforts or incur any cost or expense.

(i)
The execution, delivery and performance of this Security Agreement does not and will not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any (i) agreement to which COYN is a party or by which COYN is bound or (ii) law, statute or any judgment, order or decree, rule or regulation applicable to COYN.  Other than the consent of the Senior Party that has already been obtained, no consent (including, without limitation, from stock holders or creditors of COYN) is required for COYN to enter into and perform its obligations hereunder.

(j)
COYN shall, at its cost, promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral.

(k)
COYN hereby authorizes the Secured Party to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(l)
All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of COYN with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(m)
None of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

Section 5.  Disposition of Collateral.  Other than in the ordinary course of business, COYN shall not sell, transfer, assign, convey, license or grant any right to use or otherwise dispose of any Collateral without the prior written consent of the Secured Party.

Section 6.  Certain Remedies.  Upon the occurrence and continuation of an Event of Default under the Note or any other Transaction Documents (as defined therein), the Secured Party may declare all Obligations secured hereby immediately due and payable and may exercise the remedies of a secured party under the UCC or at law or equity.  Without limiting the foregoing, the Secured Party may require COYN to make the Collateral available to the Secured Party at a place to be designated by the Secured Party or to execute appropriate documents of assignment, transfer and conveyance, in each case, in order to permit the Secured Party to take possession of and title to the Collateral.  The Secured Party will give COYN the minimum amount of notice permitted under the UCC, of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  Except as otherwise permitted under the UCC, the requirements of reasonable notice shall be met if such notice is mailed to COYN via overnight courier, or registered or certified mail, postage prepaid, at least ten (10) days before the time of sale or disposition.  Expenses of retaking, collecting, holding, preparing for sale, selling or the like, shall include the Secured Party’s reasonable attorneys’ fees and legal expenses and be added to the definition of Obligations.

Section 7.  COYN Remains Liable.  Anything herein to the contrary notwithstanding:

(a)
Notwithstanding the exercise of any remedy available to the Secured Party hereunder or at law or equity in connection with an Event of Default, COYN shall remain liable to repay the balance remaining unpaid and outstanding under the Note and the remaining Obligations after the value or proceeds received by the Secured Party in connection with such remedy is subtracted.

(b)	COYN shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed.

(c)	The exercise by the Secured Party of any of its rights hereunder shall not release COYN from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(d)
The Secured Party shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of COYN thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8.  Security Interest Absolute.  All rights of the Secured Party and the security interests granted to the Secured Party hereunder shall be absolute and unconditional, to the maximum extent permitted by law, irrespective of:

(a)	Any lack of validity or enforceability of the Note or any other document or instrument relating thereto;

(b)
Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations or any other amendment to or waiver of or any consent to any departure from the Note or any other document or instrument relating thereto;

(c)
Any exchange, release or non-perfection of any collateral (including the Collateral), or any release of or amendment to or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

(d)	Any other circumstance which might otherwise constitute a defense available to, or a discharge of, COYN, a guarantor or a third party grantor of a security interest.

Section 9.  Additional Assurances.  At the request of the Secured Party, COYN will join in executing or will execute, as appropriate, all necessary financing statements in a form satisfactory to the Secured Party.  COYN will further execute all other instruments deemed necessary by the Secured Party and pay the cost of filing such instruments.

Section 10. Representations, Warranties and Covenants Concerning COYN’s Legal Status.  COYN covenants with the Secured Party as follows:

(i)
without providing thirty (30) days’ prior written notice to the Secured Party, COYN will not change its name, its place of business, or, if more than one, its chief executive offices or its mailing address or organizational identification number, if it has one;

(ii)	if COYN does not have an organizational identification number and later obtains one, COYN shall forthwith notify the Secured Party of such organizational identification number; and

(iii)	COYN will not change its type of organization, jurisdiction of organization or other legal structure.

Section 11.  Notices of Loss or Depreciation.  COYN will immediately notify the Secured Party of any claim, suit or proceeding against any Collateral or any event causing loss or depreciation in the value of Collateral, including the amount of such loss or depreciation.

Section 12.  No Waivers.  No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on any subsequent occasion.

Section 13.  Successor and Assigns.  The Secured Party shall have the right to assign this Security Agreement and its rights hereunder without the consent of COYN.  All rights of the Secured Party shall inure to the benefit of the successors and assigns of the Secured Party.  All obligations of COYN shall be binding upon COYN’s successors and assigns.

Section 14.  Governing Law; Jurisdiction.  This Security Agreement shall be governed by the laws of the State of New York, without giving effect to such jurisdiction’s principles of conflict of laws, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.  Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in federal or state courts located within New York County in the State of New York. Each party agrees that any process or notice to be served or delivered in connection with any action, lawsuit or proceeding brought hereunder may be accomplished in accordance with the notice provisions set forth below or as otherwise provided by applicable law.

Section 15.  Counterparts; Signatures.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Signatures delivered by facsimile or electronic mail shall be deemed original signatures for all purposes of this Agreement.

Section 16.  Remedies Cumulative.  The rights and remedies herein are cumulative, and not exclusive of other rights and remedies which may be granted or provided by law. In this regard, if an Event of Default shall occur and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or at equity.  Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required hereunder or by law referred to below) to or upon COYN or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Secured Party may disclaim any warranties of title, possession and quiet enjoyment.  The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of COYN, which right or equity is hereby waived and released.  COYN further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall select, whether at COYN’s premises or elsewhere.  To the extent permitted by applicable law, COYN waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Secured Party as finally determined by a court of competent jurisdiction.
Section 17.  Notices.  Any demand upon, service of process or notice to COYN hereunder shall be effective when delivered by hand or when properly deposited in the mails postage prepaid, or sent by electronic facsimile transmission, receipt acknowledged, or delivered to an overnight courier, in each case addressed to COYN at the address shown below or as it appears on the books and records of the Secured Party.  Demands or notices addressed to any other address at which the Secured Party customarily communicates with COYN also shall be effective.  Any notice by COYN to the Secured Party shall be given as aforesaid, addressed to the Secured Party at the address shown below or such other address as the Secured Party may advise COYN in writing:

If to the Secured Party:

[                       ]

with a copy (which shall not constitute notice) to:

Robinson Brog Leinwand Greene Genovese & Gluck P.C.
875 Third Avenue, 9th Floor
New York, New York 10022
Attention:  David E. Danovitch, Esq.
Phone:  (212) 603-6391
Fax No.:  (212) 956-2164
Email: ded@robinsonbrog.com

If to COYN:

COPsync, Inc.
16415 Addison Road, Suite 300
Addison, Texas 75001
Attention:  Philip Anderson
Phone:  [ ]

with a copy (which shall not constitute notice) to:
Pryor Cashman LLP
7 Times Square
New York, NY 10036
Fax: (212) 798-6319
Attention: M. Ali Panjwani, Esq.

Section 18.  Payment of Legal Fees
(a)
COYN agrees to pay or reimburse the Secured Party on demand for all of its reasonable costs and expenses incurred in connection with interpreting, enforcing or preserving any rights under the Note and any other Transaction Document (including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding), including, without limitation, the reasonable fees and disbursements of counsel to the Secured Party.

(b)
COYN agrees to pay, and to save the Secured Party harmless from, any and all liabilities with respect to, or resulting from any claim or loss under any Transaction Document, or delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by the Purchase Agreement (but not including franchise taxes or taxes based on net income of the Secured Party).

(c)
COYN agrees to pay, and to save the Secured Party harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Note or any other Transaction Document to the extent any borrower would be required to do so pursuant to the Note or any other Transaction Document.

(d)	The agreements in this Section 18 shall survive repayment of the Obligations and the termination of the Note or any other Transaction Document.

Section 19.  Entire Agreement.  This Security Agreement and the documents and instruments referred to herein embody the entire agreement entered into between the parties relating to the subject matter hereof, and may not be amended, waived, or discharged except by an instrument in writing executed by the parties hereto.
  Section 20.  Termination.  This Security Agreement shall terminate upon the satisfaction in full of the Transaction Documents and the Obligations, upon which the Secured Party shall cooperate in the filing of one or more UCC-3 Termination Statements to release the security interest created hereby.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized agents, have executed this Security Agreement as of the date set forth above.

COPSYNC, INC.
By:	Name: Title:

Secured Party:

_________________________________

By:	Name: Title:

Exhibit A

Description of Collateral

	1 – 30	31 – 60	61 – 90	91 and over	Total
Brandon COPsync, LLC	$5,840	$174,943	$288,462	$200,457	$669,701